EXHIBIT 10.4

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD WITHOUT RESTRICTION PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON SEPTEMBER 24, 2011 (THE “EXPIRATION DATE”).

No. B-__________

MEDIA SCIENCES INTERNATIONAL, INC.

SERIES B WARRANT TO PURCHASE

10% CONVERTIBLE NOTES

AND

SERIES C WARRANTS TO ACQUIRE SHARES OF

COMMON STOCK, PAR VALUE $0.001 PER SHARE

For VALUE RECEIVED, ____________________ (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Media Sciences International, Inc., a Delaware corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), (i) up to $_________________1 of the Company’s 10% Convertible Notes (the “Additional Notes”) and (ii) Series C Warrants (“Series C Warrants”) to acquire up to _________________ shares2 of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) at an exercise price (the “Exercise Price”) equal to the face amount of the Additional Notes for which this Warrant is exercised from time to time. Each Additional Note shall be in the form of Exhibit A attached to the Purchase Agreement referred to below, shall have an initial Conversion Price equal to the Conversion Price then in effect with respect to the Notes issued pursuant to the Purchase Agreement (or, if no such Notes are then outstanding, the Conversion Price that would have been in effect had such Notes been outstanding at all times prior to the exercise of this Warrant), shall be dated the effective date of the exercise of this Warrant and shall bear interest from and after the effective date of the exercise of this Warrant. Each Series C Warrant shall be in the form of Exhibit D attached to the Purchase Agreement and shall be exercisable for a period of five years from the date that this Warrant is exercised. This Warrant is being issued pursuant to the Purchase Agreement, dated as of September 24, 2008 (the “Purchase Agreement”), among the Company and the initial holders of the Company

_________________________

1 Equal to the principal amount of Initial Notes purchased at Closing.

2 50% of the Additional Conversion Shares issuable upon the conversion of the Additional Notes issuable upon the exercise of this Warrant.

Warrants (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds of the aggregate Exercise Price for that portion of this Warrant then being exercised, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Additional Notes and Series C Warrants so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner thereof, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Exercise Price shall have been paid and the completed Exercise Agreement shall have been delivered. An Additional Note, dated the date of exercise of this Warrant, in the principal amount for which this Warrant has been exercised and a Series C Warrant covering a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which the Additional Note is then convertible shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The securities so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such securities, deliver to the Warrantholder a new Warrant representing the right to purchase the Additional Notes and Series C Warrants with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any securities issuable upon the exercise of this Warrant in a name other than that of the Warrantholder in respect of which such securities are issued, and in such case, the Company shall not be required to issue or deliver any such securities until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like amount of Additional Notes and Series C Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7.	[Reserved]

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Exercise Price and securities subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the securities immediately theretofore issuable upon exercise of the Warrant, such securities or assets as would have been issuable or payable with respect to or in exchange for the Additional Notes and Series C Warrants immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

Section 9. Fractional Interest. The Company shall not be required to issue fractions of Additional Notes or Series C Warrants upon the exercise of this Warrant. If any fractional interest would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the amount of Additional Notes or Series C Warrants issuable to the Warrantholder shall be rounded down to nearest whole number.

Section 10.	[Reserved]

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Exercise Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Exercise Price and the adjusted type and amount of securities issuable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13.	[Reserved]

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Media Sciences International, Inc.

8 Allerman Road

Oakland, New Jersey 07436

Attention: Michael W. Levin,

Chief Executive Officer and President

Fax: (201) 677-0311

With a copy to:

Law Offices of Dan Brecher

99 Park Avenue, 16th Floor

New York, New York 10016

Attention: Dan Brecher

Fax: (212) 808-4155

Section 15.	[Reserved]

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT

AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18. Call Provision. Notwithstanding any other provision contained in this Warrant to the contrary, in the event that the closing sale price per share of Common Stock as traded on the Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds the Call Price (as defined below) for at least twenty four (24) Trading Days on which the Common Stock trades within a period of thirty (30) consecutive Trading Days commencing after the earlier of (i) the 90th day after the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective and (ii) the nine-month anniversary of the Closing Date (the earlier of such dates, the “Trigger Date”), the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Warrantholder within one Business Day immediately following the end of such thirty (30) consecutive trading day period, may call this Warrant, in whole but not in part, at a redemption price equal to $0.001; provided that the Company simultaneously calls all Company Warrants (as defined below) on the same terms. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period. As used herein, the term “Call Price” means $1.83 per share; provided, however, that the Call Price shall increase by $0.02 per share as of the end of each calendar month commencing with the calendar month immediately succeeding the calendar month in which the Trigger Date occurs until such time as the Company exercises its rights under this Section 18 and regardless of whether the Company then has the right to call with Warrant pursuant to the provisions of this Section 18. The Call Price in effect from time to time shall be appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof.

Section 19.	Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the securities that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the securities which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant. By written notice to the Company, the Warrantholder may waive the provisions of this Section 19(a), but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Warrantholder.

(b) Notwithstanding anything to the contrary contained herein, the securities that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant. This restriction may not be waived.

Section 20. No Rights Prior to Exercise. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a holder of Additional Notes or Series C Warrants by virtue of its ownership of this Warrant.

Section 21. Amendment; Waiver. This Warrant is one of a series of Series B Warrants of like tenor issued by the Company pursuant to the Purchase Agreement (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the principal amount of Additional Notes then subject to all outstanding Company Warrants (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the amount and type of securities subject to this Warrant, the Exercise Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

Section 22. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Series B Warrant to be duly executed, as of the 24th day of September, 2008.

MEDIA SCIENCES INTERNATIONAL, INC.

By: /s/ Michael W. Levin
Name: Michael W. Levin
Title: Chief Executive Officer and President

APPENDIX A

MEDIA SCIENCES INTERNATIONAL, INC.

WARRANT EXERCISE FORM

To Media Sciences International, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of the Warrant, $___________ of Additional Notes and Series C Warrants to acquire ____________ shares of Common Stock provided for therein, and requests that the Additional Notes and Series C Warrants be issued as follows:

_______________________________
Name
________________________________
Address
________________________________
________________________________
Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or

or

(other (specify): __________________________________________).

and, if the Additional Notes and Series C Warrants shall not be all the securities purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Additional Notes and Series C Warrants purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note: The signature must correspond with	Signature:______________________________

the name of the Warrantholder as written

on the first page of the Warrant in every	______________________________
particular, without alteration or enlargement	Name (please print)
or any change whatever, unless the Warrant
has been assigned.	______________________________
______________________________
Address
______________________________
Federal Identification or
Social Security No.

Assignee:

_______________________________
_______________________________
_______________________________

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